EX-31 Rule 13a-14(d)/15d-14(d) Certifications.

I, Nicholas Galeone, certify that:

1. I have reviewed this report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of the UBS Commercial Mortgage Trust 2018-C12 (the "Exchange Act periodic reports");

2. Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

4. Based on my knowledge and the servicer compliance statements required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the servicers have fulfilled their obligations under the servicing agreements in all material respects; and

5. All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties:

Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer, Midland Loan Services, a Division of PNC Bank, National Association, as Special Servicer, Wells Fargo Bank, National Association, as Trustee and Certificate Administrator, Wells Fargo Bank, National Association, as Custodian, Park Bridge Lender Services LLC, as Operating Advisor, Berkeley Point Capital LLC d/b/a Newmark Knight Frank, as Primary Servicer with respect to Riverwalk, Berkeley Point Capital LLC d/b/a Newmark Knight Frank, as Primary Servicer, Computershare Trust Company, National Association, as Servicing Function Participant for the Certificate Administrator on and after November 1, 2021, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian on and after November 1, 2021, Wells Fargo Bank, National Association, as Primary Servicer for the 20 Times Square Mortgage Loan, Wells Fargo Bank, National Association, as Special Servicer for the 20 Times Square Mortgage Loan, Wilmington Trust, National Association, as Trustee for the 20 Times Square Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the 20 Times Square Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the 20 Times Square Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the 20 Times Square Mortgage Loan on and after November 1, 2021, Wells Fargo Bank, National Association, as Primary Servicer for the Manchester Highlands Mortgage Loan, Rialto Capital Advisors, LLC, as Special Servicer for the Manchester Highlands Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Manchester Highlands Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Manchester Highlands Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Manchester Highlands Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the Manchester Highlands Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Manchester Highlands Mortgage Loan on and after November 1, 2021, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the 5th Street Station Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Special Servicer for the 5th Street Station Mortgage Loan, Wells Fargo Bank, National Association, as Trustee for the 5th Street Station Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the 5th Street Station Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the 5th Street Station Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the 5th Street Station Mortgage Loan on and after November 1, 2021, Wells Fargo Bank, National Association, as Primary Servicer for the Conway Commons Mortgage Loan, Argentic Services Company LP, as Special Servicer for the Conway Commons Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Conway Commons Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Conway Commons Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Conway Commons Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the Conway Commons Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Conway Commons Mortgage Loan on and after November 1, 2021, KeyBank National Association, as Primary Servicer for the Bank of America Center Mortgage Loan, Rialto Capital Advisors, LLC, as Special Servicer for the Bank of America Center Mortgage Loan, Wells Fargo Bank, National Association, as Trustee for the Bank of America Center Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Bank of America Center Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Bank of America Center Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Bank of America Center Mortgage Loan on and after November 1, 2021, KeyBank National Association, as Primary Servicer for the 175 Park Avenue Mortgage Loan, Rialto Capital Advisors, LLC, as Special Servicer for the 175 Park Avenue Mortgage Loan, Wells Fargo Bank, National Association, as Trustee for the 175 Park Avenue Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the 175 Park Avenue Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the 175 Park Avenue Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the Somerset Financial Center Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the 175 Park Avenue Mortgage Loan on and after November 1, 2021, Argentic Services Company LP, as Special Servicer for the Somerset Financial Center Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Somerset Financial Center Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Somerset Financial Center Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the Somerset Financial Center Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the Somerset Financial Center Mortgage Loan, and Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Somerset Financial Center Mortgage Loan on and after November 1, 2021.

Dated: March 9, 2022

/s/ Nicholas Galeone

Nicholas Galeone

President

(senior officer in charge of securitization of the depositor)